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                                                                    EXHIBIT 23.3

                                     CONSENT

            The undersigned hereby consents to the references to the undersigned contained under the captions "Prospectus Summary" and "Business" in the Registration Statement on Form S-1 of Bolt, Inc., and in any amendments thereto and in any other Registration Statement for the same offering that may be filed pursuant to Rule 462(b) of the Securities Act of 1933.

                                               NIELSON I/PRO

                                               By:  /s/ Michael Sineo
                                                   --------------------------
                                               Name: Michael Sineo
                                               Title: Director, Account Mgmt.